As filed with the Securities and Exchange Commission on November 2, 2006
Registration No. 333-138144

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Canadian Solar Inc.
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

Canada (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
Xin Zhuang Industry Park,
Changshu, Suzhou
Jiangsu 215562
People’s Republic of China
(86-512) 6269-6010
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 664-1666
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Zhang, Esq. John A. Otoshi, Esq. Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place, Central Hong Kong (852) 2522-7886	Chris K.H. Lin, Esq. Simpson Thacher & Bartlett LLP 7th Floor, ICBC Tower 3 Garden Road, Central Hong Kong (852) 2514-7600

       Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement
       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.    ☐
       If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of	Proposed maximum	Amount of
securities to be registered (1)	aggregate offering price (2)	registration fee (2)

Common shares with no par value	$132,825,000	$14,213

(1)	Includes (i) common shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public and (ii) common shares that may be purchased by the underwriters pursuant to an over-allotment option. These common shares are not being registered for the purposes of sales outside of the United States.

(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

       The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note
        The sole purpose of this amendment is to amend the exhibit index and to file exhibit 1.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS
        Under the CBCA, we may indemnify a present or former director or officer or a person who acts or acted at our request as a director or officer or an individual acting in a similar capacity, of another corporation or entity of which we are or were a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, provided that the director or officer acted honestly and in good faith with a view to the best interests of the corporation or other entity and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from us as a matter of right if he or she is not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.
        Our bylaws provide that we shall indemnify our officers and directors to the extent permitted by the CBCA.
        Our directors and officers are covered by directors’ and officers’ insurance policies.
        Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.
        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 7.     RECENT SALES OF UNREGISTERED SECURITIES.
        During the past three years, we have issued the following securities (including options to acquire our common shares). We believe that each of the following issuances was exempt from registration under the

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS — (Continued)
Securities Act in reliance on Regulation S under the Securities Act or under Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Underwriting
	Date of Sale or	Number of	Consideration in	Discount and
Purchaser	Issuance	Securities	U.S. dollars	Commission

Shawn Qu	October 2001	1,000,000 common shares	$100	N/A
HSBC HAV2 (III) Limited	November 2005	Convertible note of $5.4 million	$5.4 million	N/A
JAFCO Asia Technology Fund II	November 2005	Convertible note of $2.7 million	$2.7 million	N/A
HSBC HAV2 (III) Limited	March 2006	Convertible Note of $2.35 million	$2.35 million	N/A
JAFCO Asia Technology Fund II	March 2006	Convertible Note of $1.3 million	$1.3 million	N/A
HSBC HAV2 (III) Limited	July 2006	1,343,022.577 common shares	Conversion of convertible notes	N/A
JAFCO Asia Technology Fund II	July 2006	693,173.247 common shares	Conversion of convertible notes	N/A
        See “Management — 2006 Share Incentive Plan” for a list of all options and restricted shares granted by the Company.
ITEM 8.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
        (a) Exhibits — See Exhibit Index on page II-5
        (b) Financial Statement Schedules
ITEM 9.     UNDERTAKINGS.
        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS — (Continued)
        The undersigned Registrant hereby undertakes that:
        (1) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
        (2) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS — (Continued)
SIGNATURES
        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jiangsu, People’s Republic of China, on November 2, 2006.
CANADIAN SOLAR INC.

By:	/s/ Shawn Qu

Name: Shawn Qu

Title:	Chairman, President and

Chief Executive Officer
        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on November 2, 2006 in the capacities indicated.

Signature	Title

/s/ Shawn Qu Name: Shawn Qu	Chairman/ President/ Chief Executive Officer (principal executive officer)

/s/ Bing Zhu Name: Bing Zhu	Director/ Chief Financial Officer (principal financial and accounting officer)

/s/ * Name: Lars-Eric Johansson	Director

/s/ * Name: Robert McDermott	Director

/s/ * Name: Arthur Chien	Director

/s/ * Name: Managing Director Title: Puglisi & Associates	Authorized U.S. Representative

* By /s/ Shawn Qu Shawn Qu Attorney-in-Fact

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS — (Continued)
CANADIAN SOLAR INC.
EXHIBIT INDEX

Exhibit Number		Description of Document

1	.1**	Form of Underwriting Agreement
3	.1†	Articles of Continuance and Bylaws of the Registrant, as currently in effect
3	.2†	Form of (Post IPO) Amended and Restated Articles of Continuance and Bylaws of the Registrant
4	.1†	Subscription Agreement, dated November 16, 2005, in respect of the issue of notes convertible into common shares in the capital of Canadian Solar Inc., as amended by Supplemental Agreements, dated February 28, 2006, March 29, 2006, June 9, 2006 and July 1, 2006
4	.2†	Investment Agreement, dated November 30, 2005, among the Registrant and the parties named therein
4	.3†	Registration Rights Agreement, dated November 30, 2005, among the Registrant and other parties named therein
4	.4†	Registration Rights Agreement, dated October 3, 2006, between the Registrant and ATS.
4	.5†	Joinder Agreement, dated October 3, 2006, among the Registrant, Shawn Qu, ATS, HSBC HAV 2, (III) Limited, JAFCO Asia Technology Fund II (Barbados) Limited.
4	.6†	Amended and Restated Certificates for the Convertible Notes and the Conditions, for the US$5,400,000 and US$2,700,000 Convertible Notes due November 30, 2008 issued by the Registrant to HSBC HAV2 (III) Limited and JAFCO Asia Technology Fund II, respectively.
4	.7†	Amended and Restated Certificates for the Convertible Notes and the Conditions, for the US$2,350,000 and US$1,300,000 Convertible Notes due March 30, 2009 issued by the Registrant to HSBC HAV2 (III) Limited and JAFCO Asia Technology Fund II, respectively.
4	.8†	Conversion Notices, each dated July 1, 2006, Regarding Conversion of Convertible Notes into Common Shares in the Capital of the Registrant.
4	.9†	Put Option Agreement among Dr. Shawn Qu, HSBC HAV (III) Limited and JAFCO Asia Technology Fund II, dated July 1, 2006, as amended by the Supplemental Put Option Agreement, among Dr. Shawn Qu, HSBC HAV (III) Limited, JAFCO Asia Technology Fund II and JAFCO Asia Technology Fund II (Barbados) Limited, dated July 28, 2006.
4	.10†	Letter Agreement among HSBC HAV2 (III) Limited, JAFCO Asia Technology Fund II, Dr. Shawn Qu and the Registrant Regarding Retained Earnings of the Registrant, dated July 28, 2006.
4	.11†	Registrant’s Specimen Certificate for Common Shares
5	.1†	Opinion of WeirFoulds LLP regarding the validity of the common shares being registered
5	.2†	Opinion of Chen & Co. regarding applicability of certain PRC regulations.
8	.1†	Opinion of Latham & Watkins LLP regarding certain U.S. tax matters
8	.2†	Opinion of WeirFoulds LLP regarding certain Canadian tax matters
10	.1†	2006 Share Incentive Plan, including forms of Restricted Shares Award Agreement and Share Option Agreement
10	.2†	Employment Agreement between the Registrant and the Chief Executive Officer of the Registrant
10	.3†	Form of Employment Agreement between Registrant and any other Executive Officer of the Registrant
10	.4†	Strategic Partnership Agreement and Performance Reward Plan (2005), dated November 1, 2005, between Kunical International Group, Ltd. and the Registrant, as amended by the letter agreement dated August 25, 2006
10	.5†	English translation of Polycrystalline Silicon Supply Agreement, dated September 12, 2005, between the Registrant and Luoyang Zhong Gui High Tech Co., Ltd.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS — (Continued)

Exhibit Number		Description of Document

10	.6†	English translation of Solar Cell Silicon Wafer Agreement, dated July 6, 2006, between the Registrant and Jiangxi Saiwei LDK Solar Energy High-Tech Limited, as amended by the supplemental agreement, dated August 11, 2006
10	.7†	Written description of prior Consulting Agreement between the Registrant and Shawn Qu
10	.8†	Written description of prior Consulting Agreement between the Registrant and Robert Patterson
10	.9†	Security Agreement, dated September 30, 2005, between the Registrants and ATS
10	.10†	Promissory Note, dated September 30, 2005, issued by the Registrant
10	.11†	Agreement of Guarantee, dated September 2005, between Xiao Hua Qu a.k.a. Shawn Qu as guarantor and ATS as lender
10	.12†	Guarantee and Postponement of Claim, undated, from Xiaohua Qu as guarantor and the Royal Bank of Canada as the lender
10	.13†	Commercial Contract, dated September 20, 2006, between the Registrant and Swiss Wafers AG
21	.1†	Subsidiaries of the Registrant
23	.1†	Consent of Deloitte Touche Tohmatsu, Independent Registered Public Accounting Firm
23	.2†	Consent of WeirFoulds LLP
23	.3†	Consent of Latham & Watkins LLP
23	.4†	Consent of Chen & Co.
23	.5†	Consent of American Appraisal
24	.1†	Powers of Attorney (included on signature page)
99	.1†	Code of Business Conduct and Ethics of the Registrant

†	Filed previously.

**	Filed herewith.